Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces June Quarter Profit

•	Adjusted pre-tax income[1] of $1.6 billion, an increase of $202 million year over year on a similar basis.
•	Adjusted earnings of $1.27 per diluted share.
•	On a GAAP basis, pre-tax income of $2.4 billion and earnings of $1.83 per share.
•	Returned $1.0 billion to shareholders through dividends and share repurchases.
•	Bolsters Latin network through new investment and stronger partnership with GOL.

ATLANTA, July 15, 2015 – Delta Air Lines (NYSE:DAL) today reported financial results for the June 2015 quarter, including adjusted net income1 of $1.0 billion or $1.27 per diluted share, up 22% from the June quarter of 2014.

“Delta’s record results have allowed the company to invest in its employees through higher wage rates and profit sharing; improve the experience for our customers through new aircraft and innovative partnerships with global carriers; and uniquely deliver value for our shareholders by accelerating our capital returns while also paying down debt,” said Richard Anderson, Delta’s chief executive officer. “We have more work and opportunity ahead of us on all of these fronts as we continue to execute on our long-term plan.”

Anderson continued, “Our significant fuel savings in the September quarter should allow us to produce another record quarter with more than 30% EPS growth, a 19-21% operating margin and $1.9 billion of operating cash flow.”

Revenue Environment

Delta’s operating revenue for the June quarter increased 1%, despite $160 million in foreign currency pressures which reduced unit revenues by approximately 2 points. Passenger unit revenues declined 4.6% on a 3.9% decline in yields.

Delta saw solid progress with several of its revenue initiatives, including Branded Fares, which increased passenger revenues by $56 million, and its enhanced agreement with American Express, which produced an incremental $60 million in revenue.

“Our commercial initiatives continue to gain traction in the marketplace and we will produce summer margins in excess of any achieved in our history,” said Ed Bastian, Delta’s president.  “However, unit revenue growth is an important component of our long-term plan to expand margins. We continue to project flat system capacity growth for the fourth quarter of 2015 – a level in line with current demand expectations, which should put the business on the right trajectory to stem the erosion in unit revenues by the end of the year.”

1

		Increase (Decrease)
		2Q15 versus 2Q14
		Change	Unit
Passenger Revenue	2Q15 ($M)	YoY	Revenue	Yield	Capacity
Domestic	4,713	4.9%	(1.1) %	(1.0) %	6.0%
Atlantic	1,551	(6.9) %	(11.5) %	(6.5) %	5.1%
Pacific	722	(11.8) %	(8.5) %	(10.6) %	(3.7) %
Latin America	601	(0.5) %	(7.8) %	(6.8) %	7.9%
Total mainline	7,587	0.1%	(4.4) %	(3.4) %	4.7%
Regional	1,552	(7.8) %	(1.6) %	(2.8) %	(6.4) %
Consolidated	9,139	(1.4) %	(4.6) %	(3.9) %	3.4%
Cargo Revenue	207	(10.0) %
Other Revenue	1,361	21.0%
Total Revenue	10,707	0.8%

Investment Strengthens Partnership and Expands Global Reach

Strengthening its existing partnership with GOL, Delta recently agreed to purchase up to $56 million in preferred shares as part of a larger rights offering by the Brazilian carrier. In addition to the equity, Delta will guarantee up to $300 million in borrowings by GOL under a term loan with third-party lenders. Delta’s guarantee will be secured by GOL’s interest in SMILES, GOL’s publicly-traded loyalty program. Delta and GOL have also agreed to extend their exclusive commercial agreement for flights between the United States and Brazil, the largest aviation market in Latin America. This transaction is subject to normal closing conditions, including regulatory approvals.

Cost Performance

Adjusted fuel expense2 declined over $463 million compared to the same period in 2014, as 39% lower market fuel prices and a $77 million increase in profit at the refinery offset nearly $600 million in settled hedge losses. For the remainder of 2015, Delta expects its fuel expense to be $1.90 – $2.00 per gallon, a significant reduction to the $2.65 per gallon it realized in the first six months of the year.

CASM-Ex3 decreased 0.8% for the June quarter on a year-over-year basis, with foreign exchange and the benefits of Delta’s domestic refleeting and other cost initiatives offsetting the company’s investments in its employees, products and operations. This marks the eighth consecutive quarter of CASM growth below 2%, in line with the company’s long-term goals.

Delta’s debt reduction initiative continued to improve the company’s interest expense, producing $46 million in interest savings for the quarter compared to the same period in 2014.

“Because of the momentum we’ve built with our cost reduction initiatives, we expect to post our ninth consecutive quarter of sub-2% unit cost growth in September,” said Paul Jacobson, Delta’s chief financial officer. “Cost efficiency has contributed to the record results that allowed us to return $1 billion to shareholders in the June quarter while investing in our employees and customer experience.”

2

Cash Flow, Shareholder Returns, and Adjusted Net Debt4

Delta generated $2.5 billion of adjusted operating cash flow and $1.6 billion of free cash flow during the quarter. The company used this strong cash generation to reinvest nearly $1 billion back into the business, primarily for aircraft purchases. The company returned $1.0 billion to its owners through $72 million of dividends and $925 million of share repurchases, while also strengthening its balance sheet by reducing its adjusted net debt to $7.1 billion.

September 2015 Quarter Guidance

Following are Delta’s projections for the September 2015 quarter:

3Q15 Forecast
Unit Revenue (compared to 3Q14)	(4.5%) - (6.5%)
Operating margin	19% - 21%
Fuel price, including taxes, settled hedges and refinery impact	$1.90-$1.95
CASM - Ex (compared to 3Q14)	Flat
System capacity (compared to 3Q14)	~3%

GAAP Metrics Related to Fuel, Cost Performance and Cash Flow

Below are GAAP metrics corresponding to the non-GAAP figures cited above.

($ in millions except per share and unit costs)			Change
	2Q15	2Q14	$	%
Net income	$1,485	$801	$684	85%
Diluted earnings per share	1.83	0.94	0.89	95%
Fuel expense (including regional carriers)	1,75	2,934	(1,182)	(40%)
Consolidated unit cost (¢)	12.88	14.63	(1.75)	(12%)
Operating cash flow	2,745	2,056	689	34%

Special Items

Special items, net of taxes, in the June 2015 quarter totaled $458 million, including:

•	$454 million for mark-to-market adjustments and settlements on fuel hedges;
•	a $16 million charge for fleet and other items, primarily associated with Delta’s domestic fleet restructuring initiative; and
•	$20 million for mark-to-market adjustments on hedges owned by Virgin Atlantic.

Special items, net of taxes, in the June 2014 quarter totaled $88 million, including:

•	a $69 million charge for debt extinguishment associated with Delta’s debt reduction initiative; and
•	a $20 million charge associated with Delta’s domestic fleet restructuring.

3

About Delta

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 334 destinations in 64 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.

(3)	CASM - Ex: In addition to fuel expense, profit sharing and special items, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations, and refinery cost of sales to third parties. The amounts excluded were $346 million and $193 million for the June 2015 and June 2014 quarters, respectively and $639 million and $377 million for the six months ended June 30, 2015 and 2014, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(4)	Adjusted net debt includes $134 million of hedge margin receivable, which is cash that we have posted with counterparties as hedge margin. See Note A for additional information about our calculation of adjusted net debt.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of July 15, 2015, and which we have no current intention to update.

4

DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions, except per share data)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$7,587	$7,582	$5	-%	$14,136	$13,806	$330	2%
Regional carriers	1,552	1,684	(132)	(8)%	2,926	3,137	(211)	(7)%
Total passenger revenue	9,139	9,266	(127)	(1)%	17,062	16,943	119	1%
Cargo	207	230	(23)	(10)%	424	447	(23)	(5)%
Other	1,361	1,125	236	21%	2,609	2,147	462	22%
Total operating revenue	10,707	10,621	86	1%	20,095	19,537	558	3%

Operating Expense:
Salaries and related costs	2,195	2,046	149	7%	4,287	4,015	272	7%
Aircraft fuel and related taxes	1,457	2,434	(977)	(40)%	3,292	4,660	(1,368)	(29)%
Regional carrier expense
Fuel	295	500	(205)	(41)%	559	973	(414)	(43)%
Other	802	861	(59)	(7)%	1,591	1,707	(116)	(7)%
Aircraft maintenance materials and outside repairs	499	466	33	7%	951	914	37	4%
Depreciation and amortization	448	451	(3)	(1)%	918	893	25	3%
Contracted services	457	440	17	4%	898	867	31	4%
Passenger commissions and other selling expenses	421	440	(19)	(4)%	807	813	(6)	(1)%
Landing fees and other rents	388	355	33	9%	761	696	65	9%
Profit sharing	411	340	71	21%	547	439	108	25%
Passenger service	227	215	12	6%	417	388	29	7%
Aircraft rent	60	56	4	7%	120	107	13	12%
Restructuring and other items	25	30	(5)	(17)%	35	79	(44)	(56)%
Other	548	408	140	34%	1,040	787	253	32%
Total operating expense	8,233	9,042	(809)	(9)%	16,223	17,338	(1,115)	(6)%

Operating Income	2,474	1,579	895	57%	3,872	2,199	1,673	76%

Other (Expense) Income:
Interest expense, net	(127)	(173)	46	(27)%	(258)	(359)	101	(28)%
Miscellaneous, net	19	(108)	127	NM	(62)	(207)	145	(70)%
Total other expense, net	(108)	(281)	173	(62)%	(320)	(566)	246	(43)%

Income Before Income Taxes	2,366	1,298	1,068	82%	3,552	1,633	1,919	NM

Income Tax Provision	(881)	(497)	(384)	77%	(1,321)	(619)	(702)	NM

Net Income	$1,485	$801	$684	85%	$2,231	$1,014	$1,217	NM

Basic Earnings Per Share	$1.85	$0.95			$2.75	$1.20
Diluted Earnings Per Share	$1.83	$0.94			$2.72	$1.19
Basic Weighted Average Shares Outstanding	803	841			811	843
Diluted Weighted Average Shares Outstanding	811	850			819	852

5

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Consolidated:
Revenue passenger miles (millions)	54,755	53,341	3%	100,976	97,942	3%
Available seat miles (millions)	63,937	61,817	3%	120,534	115,721	4%
Passenger mile yield (cents)	16.69	17.37	(4)%	16.90	17.30	(2)%
Passenger revenue per available seat mile (cents)	14.29	14.99	(5)%	14.16	14.64	(3)%
Operating cost per available seat mile (cents)	12.88	14.63	(12)%	13.46	14.98	(10)%
CASM-Ex - see Note A (cents)	8.91	8.98	(1)%	9.25	9.35	(1)%
Passenger load factor	85.6%	86.3%	(0.7) pt	83.8%	84.6%	(0.8) pt
Fuel gallons consumed (millions)	1,029	1,001	3%	1,947	1,882	3%
Average price per fuel gallon, adjusted - see Note A	$ 2.40	$ 2.93	(18)%	$ 2.65	$ 2.98	(11)%
Number of aircraft in fleet, end of period	916	922	(6)
Full-time equivalent employees, end of period	83,247	80,723	3%

Mainline:
Revenue passenger miles (millions)	49,304	47,596	4%	90,608	87,163	4%
Available seat miles (millions)	57,341	54,773	5%	107,512	102,134	5%
Operating cost per available seat mile (cents)	12.32	13.73	(10)%	12.86	14.01	(8)%
CASM-Ex - see Note A (cents)	8.50	8.36	2%	8.76	8.70	1%
Fuel gallons consumed (millions)	878	839	5%	1,650	1,568	5%
Average price per fuel gallon, adjusted - see Note A	$ 2.47	$ 2.90	(15)%	$ 2.78	$ 2.95	(6)%
Number of aircraft in fleet, end of period	800	760	40

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

6

DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended June 30,
(in millions)	2015	2014
Cash Flows From Operating Activities:
Net Income	$1,485	$801
Depreciation and amortization	448	451
Hedge derivative contracts	(556)	16
Deferred income taxes	868	491
Pension, postretirement and postemployment expense less than payments	(245)	(260)
Changes in:
Hedge margin	249	(4)
Air traffic liability	173	160
Profit sharing	411	340
Other, net	(88)	61
Net Cash Provided by Operating Activities	2,745	2,056

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(726)	(343)
Ground property and equipment, including technology	(193)	(175)
Net (purchases) redemptions of short-term investments	(50)	242
Other, net	14	(3)
Net cash used in investing activities	(955)	(279)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(333)	(1,065)
Repurchase of common stock	(925)	(225)
Cash dividends	(72)	(50)
Fuel card obligation	(320)	–
Proceeds from long-term obligations	–	214
Other, net	31	12
Net cash used in financing activities	(1,619)	(1,114)

Net Increase in Cash and Cash Equivalents	171	663
Cash and cash equivalents at beginning of period	2,122	2,699
Cash and cash equivalents at end of period	$2,293	$3,362

7

DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in millions)	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$2,293	$2,088
Short-term investments	1,494	1,217
Accounts receivable, net	1,966	2,297
Hedge margin receivable	134	925
Fuel inventory	553	534
Expendable parts and supplies inventories, net	328	318
Hedge derivatives asset	966	1,078
Deferred income taxes, net	2,892	3,275
Prepaid expenses and other	815	733
Total current assets	11,441	12,465

Property and Equipment, Net:
Property and equipment, net	22,480	21,929

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,594	4,603
Deferred income taxes, net	3,374	4,320
Other noncurrent assets	1,098	1,010
Total other assets	18,860	19,727
Total assets	$52,781	$54,121

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,659	$1,216
Air traffic liability	6,039	4,296
Accounts payable	2,803	2,622
Accrued salaries and related benefits	2,112	2,266
Hedge derivatives liability	1,440	2,772
Frequent flyer deferred revenue	1,561	1,580
Other accrued liabilities	1,468	2,127
Total current liabilities	17,082	16,879

Noncurrent Liabilities:
Long-term debt and capital leases	7,598	8,561
Pension, postretirement and related benefits	13,869	15,138
Frequent flyer deferred revenue	2,347	2,602
Other noncurrent liabilities	2,322	2,128
Total noncurrent liabilities	26,136	28,429

Commitments and Contingencies

Stockholders' Equity:
Common stock	–	–
Additional paid-in capital	11,681	12,981
Retained earnings	5,540	3,456
Accumulated other comprehensive loss	(7,288)	(7,311)
Treasury stock	(370)	(313)
Total stockholders' equity	9,563	8,813
Total liabilities and stockholders' equity	$52,781	$54,121

8

Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Pre-Tax Income and Net Income, adjusted for special items. Delta adjusts for the following items to determine pre-tax income and net income, adjusted for special items, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze the company's core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in other expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s financial performance in the period shown.

Loss on extinguishment of debt. Because of the variability in loss on extinguishment of debt, the adjustment for this item is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

Income tax. Pre-tax income is adjusted for the income tax effect of special items. We believe this adjustment allows investors to better understand and analyze the company’s core operational performance in the periods shown.

	Three Months Ended			Net Income
	June 30, 2015			Per Diluted Share
	Pre-Tax	Income	Net	Three Months Ended
(in millions, except per share data)	Income	Tax	Income	June 30, 2015
GAAP	$2,366	$(881)	$1,485	$1.83
Adjusted for:
MTM adjustments and settlements	(720)	266	(454)
Restructuring and other	25	(9)	16
Virgin Atlantic MTM adjustments	(31)	11	(20)
Total adjustments	(726)	268	(458)	(0.56)
Non-GAAP	$1,640	$(613)	$1,027	$1.27

	Three Months Ended			Net Income
	June 30, 2014			Per Diluted Share
	Pre-Tax	Income	Net	Three Months Ended
(in millions, except per share data)	Income	Tax	Income	June 30, 2014
GAAP	$1,298	$(497)	$801	$0.94
Adjusted for:
MTM adjustments and settlements	(1)	–	(1)
Restructuring and other	30	(10)	20
Loss on extinguishment of debt	111	(42)	69
Total adjustments	140	(52)	88	0.10
Non-GAAP	$1,438	$(549)	$889	$1.04

9

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze the company's costs in the periods shown.

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	June 30,		June 30,
(in millions, except per gallon data)	2015	2014	2015	2014
Fuel purchase cost	$1,968	$3,046	$1.91	$3.04
Airline segment fuel hedge gains	(126)	(99)	(0.12)	(0.10)
Refinery segment impact	(90)	(13)	(0.09)	(0.01)
Total fuel expense	$1,752	$2,934	$1.70	$2.93
MTM adjustments and settlements	720	1	0.70	–
Total fuel expense, adjusted	$2,472	$2,935	$2.40	$2.93

			Average Price Per Gallon
	Six Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per gallon data)	2015	2014	2015	2014
Fuel purchase cost	$3,686	$5,777	$1.89	$3.07
Airline segment fuel hedge losses (gains)	341	(172)	0.18	(0.09)
Refinery segment impact	(176)	28	(0.09)	0.01
Total fuel expense	$3,851	$5,633	$1.98	$2.99
MTM adjustments and settlements	1,309	(33)	0.67	(0.01)
Total fuel expense, adjusted	$5,160	$5,600	$2.65	$2.98

Mainline:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Mainline average price per gallon	$1.65	$2.90	$1.99	$2.97
MTM adjustments and settlements	0.82	–	0.79	(0.02)
Mainline average price per gallon, adjusted	$2.47	$2.90	$2.78	$2.95

10

Non-Fuel Unit Cost or Cost per Available Seat Mile ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Consolidated CASM-Ex:

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
CASM (cents)	12.88	14.63	13.46	14.98
Adjusted for:
Aircraft fuel and related taxes	(2.74)	(4.75)	(3.19)	(4.87)
Profit sharing	(0.64)	(0.55)	(0.45)	(0.38)
Restructuring and other	(0.04)	(0.05)	(0.03)	(0.07)
Other expenses	(0.55)	(0.30)	(0.54)	(0.31)
CASM-Ex	8.91	8.98	9.25	9.35
Year-over-year change	-0.8%

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Mainline CASM (cents)	12.32	13.73	12.86	14.01
Adjusted for:
Aircraft fuel and related taxes	(2.54)	(4.44)	(3.06)	(4.55)
Profit Sharing	(0.72)	(0.62)	(0.51)	(0.43)
Restructuring and other	–	(0.01)	–	(0.01)
Other expenses	(0.56)	(0.30)	(0.53)	(0.32)
Mainline CASM-Ex	8.50	8.36	8.76	8.70

Operating Cash Flow, adjusted. Delta presents adjusted operating cash flow because management believes adjusting for hedge margin removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	June 30, 2015
Net cash provided by operating activities (GAAP)	$2.7
Adjustments:
Hedge margin	(0.2)
Net cash provided by operating activities, adjusted	$2.5

11

Free Cash Flow. Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. This metric is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	June 30, 2015
Net cash provided by operating activities	$2.7
Net cash used in investing activities	(1.0)
Adjustments:
Net purchases of short-term investments and other	0.1
Hedge margin	(0.2)
Total free cash flow	$1.6

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in billions)	June 30, 2015
Debt and capital lease obligations	$9.3
Plus: 7x last twelve months' aircraft rent	1.7
Adjusted total debt	11.0
Less: cash, cash equivalents and short-term investments	(3.8)
Less: hedge margin receivable	(0.1)
Adjusted net debt	$7.1